Exhibit 3.122

ARTICLES OF INCORPORATION

OF

Amisub (Hill Crest), Inc.

The undersigned, acting as incorporator(s) of a corporation under the Alabama Business Corporation Act, adopt(s) the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is Amisub (Hill Crest), Inc.

SECOND: The period of its duration is perpetual (May be perpetual)

THIRD: The purpose or purposes for which the corporation is organized include:

The transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is one thousand shares of common stock, and the par value of each such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

FIFTH: Provisions for the regulation of the internal affairs of the corporation are:

No shareholder shall have the right to cumulative voting at election of directors.

SIXTH: The location and mailing address of the initial registered office of the corporation is 60 Commerce Street, Montgomery, Alabama 36103 and the name of its initial registered agent at such address is The Corporation Company.

SEVENTH: The number of directors constituting the initial board of directors of the corporation is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address

M. Scott Athans	4170 Ashford Dunwoody Road, Ste. 300, Atlanta, GA 30319

K. Jeffrey Taylor	414 N. Camden Drive, Beverly Hills, CA 90210

John Wolfe	414 N. Camden Drive, Beverly Hills, CA 90210

EIGHTH: The name and address of each incorporator is:

Name	Address

D. A. Tiu	800 South Figueroa St., Los Angeles, CA 90017

D. A. Yarboi	800 South Figueroa St., Los Angeles, CA 90017

M. Goffredo	800 South Figueroa St., Los Angeles, CA 90017

Dated January 25 , 1984.

/s/ D. A. Tiu
D. A. Tiu

/s/ D. A. Yarboi
D. A. Yarboi

/s/ M. Goffredo
M. Goffredo Incorporators

This instrument was prepared by:

Thomas E. Donahue, General Counsel

414 N. Camden Dr.

Beverly Hills, CA 90210

CERTIFICATION OF AMENDMENT

OF

AMISUB (HILL CREST), INC.

STATE OF ALABAMA            I

MONTGOMERY COUNTY     I

I, the undersigned Walker Hobbie, Jr., Judge of Probate of Montgomery County, Alabama, hereby certify that the Amendment of AMISUB (HILL CREST), INC.

has been this day filed for record in the Probate Court of Montgomery County, Alabama; and that the Certificate of Amendment is in compliance with the provisions of Title 10-2A-114 of the Code of Alabama.

IN WITNESS WHEREOF, I, the said Walker Hobbie, Jr., as Judge of Probate of Montgomery County, Alabama, hereunto set my name and affix my seal of said probate on this the 22nd day of August, 1986.

/s/ Walker Hobbie, Jr.
JUDGE OF PROBATE
MONTGOMERY COUNTY, ALABAMA

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

AMISUB (HILL CREST), INC.

Pursuant to the provisions of Section 10-2A-113 of the Code of Alabama, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

First: The name of the corporation is Amisub (Hill Crest), Inc.

Second: The following amendments of the Articles of Incorporation were adopted by the shareholder of the corporation on April 8, 1986, in the manner prescribed by the Alabama Corporation Act:

RESOLVED, that the amendment proposed by the Board of Directors of the Corporation is hereby ratified and approved and that Article First of the Articles of Incorporation of the Corporation shall be amended to read as follows:

“First: The name of the Corporation is HSA Hill Crest Corporation.”

FURTHER RESOLVED, that the officers of the Corporation be and they hereby are authorized and directed to execute and file such documents as may be necessary to effect the foregoing resolutions.

Third: The number of shares of the Corporation outstanding at the time of such adoption was one thousand (1,000); and the number of shares entitled to vote thereon was one thousand (1,000). All shares entitled to vote were common shares.

Fourth: The number of shares voted for such amendment was one thousand (1,000); and the number of shares voted against such amendment was zero (-0-).

Dated April 8, 1986.

AMISUB (HILL CREST), INC.
ATTEST:
By:			By:
	Its	Secretary		Its	President

ATTEST:

By:			By:
	Its	Assistant Sec.		Its	Secretary

STATE OF ALABAMA    )

JEFFERSON COUNTY     )

I, the undersigned authority, a Notary Public in and for said county and state, do hereby certify on this 22 day of August, 1986, personally appeared before me Charles A. Speir and A. P. Bolton, III, who being by me first duly sworn, declare that they are the President and Secretary of Amisub (Hill Crest), Inc., that they signed the foregoing document as President and Secretary of the Corporation, and that the statements therein contained are true.

Given under my hand this 22 day of August, 1986.

NOTARY PUBLIC
My Commission Expires: 10-26-87